UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 30, 2015

TRIPLE-S MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-33865	66-0555678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: 787-749-4949

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920
(Address of Principal Executive Offices and Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Triple-S Management Corporation (the “Company”) was held on April 30, 2015 (the “Annual Meeting”). The matters that were voted upon at the Annual Meeting described in the Company’s definitive proxy statement, and the number of votes cast for or against each matter, as well as the number of abstentions and broker non-votes as to each matter, where applicable, is as set forth below. Each proposal was approved by the shareholders.

Proposal 1 — Election of directors

The two nominees named in the definitive proxy statement were elected to serve as Group 2 directors until the 2018 annual meeting or until his/her successor is duly elected or qualified. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Luis A. Clavell-Rodríguez	18,520,026	627,195	50,173	1,254,758
Cari M. Dominguez	18,957,815	188,983	50,596	1,254,758

Proposal 2 — Ratification of the selection of the independent registered public accounting firm

The shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
20,373,536	15,207	63,409	0

Proposal 3 — Advisory vote on the compensation of our named executive officers

The shareholders voted to approve the compensation of the Company’s named executive officers listed in the definitive proxy statement for the Annual Meeting.  The shareholders vote is advisory and non-binding. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
18,979,383	158,998	59,013	1,254,758

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION

Date: May 1, 2015	By:	/s/ Ramón M. Ruiz-Comas
Name: Ramón M. Ruiz-Comas
Title: President & Chief Executive Officer